                                                           Exhibit 26(h)(6)(xi)

                  AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

   The Participation Agreement by and among MFS Variable Insurance Trust, MFS Variable Insurance Trust II, Minnesota Life Insurance Company, and Massachusetts Financial Services Company, dated as of March 28, 2002, as amended (the "Participation Agreement"), is hereby amended as follows effective May 1, 2011:

    1. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MINNESOTA LIFE INSURANCE COMPANY         MFS VARIABLE INSURANCE TRUST,
By its authorized officer and not        on behalf of the Portfolios
individually,                            By its authorized officer and not
                                         individually,

By:  /s/ Bruce P. Shay                   By:  /s/ Susan S. Newton
     ----------------------------------       ---------------------------------
Name: Bruce P. Shay                      Name:
Title: Executive Vice President          Title:

MASSACHUSETTS FINANCIAL SERVICES         MFS VARIABLE INSURANCE TRUST II,
COMPANY                                  on behalf of the Portfolios
By its authorized officer,               By its authorized officer and not
                                         individually,

By:  /s/ Robert J. Manning               By:  /s/ Susan S. Newton
     ----------------------------------       ---------------------------------
Name:                                    Name:
Title:                                   Title:

204909

                                  SCHEDULE A

                      ACCOUNTS, POLICIES, AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

                                  MAY 1, 2011

     NAME OF                                       SHARE CLASS
    SEPARATE             POLICIES FUNDED           (INITIAL OR       TRUST I PORTFOLIOS        TRUST II PORTFOLIOS
     ACCOUNT            BY SEPARATE ACCOUNT       SERVICE CLASS)    APPLICABLE TO POLICIES    APPLICABLE TO POLICIES
-----------------  ------------------------------ --------------  --------------------------- ----------------------
Variable Annuity       MultiOption Achiever          Service      MFS Investors Growth Stock
     Account            MultiOption Classic                                 Series
                        MultiOption Advisor                       MFS Mid Cap Growth Series
                        MultiOption Legend                         MFS New Discovery Series
                         MultiOption Extra                             MFS Value Series

 Minnesota Life      Variable Adjustable Life        Service      MFS Investors Growth Stock
  Variable Life     Variable Adjustable Life -                              Series
     Account               Second Death                           MFS Mid Cap Growth Series
                    Variable Adjustable Life -                     MFS New Discovery Series
                              Horizon                                  MFS Value Series
                     Variable Adjustable Life
                              Summit
                     Variable Adjustable Life
                             Survivor

 Minnesota Life    Variable Group Universal Life     Initial        MFS VIT Research Bond     MFS Emerging Markets
    Variable                                                                Series              Equity Portfolio
 Universal Life
     Account